Exhibit 10.79

FIRST AMENDMENT
TO THE
PHELPS DODGE CORPORATION
SUPPLEMENTAL SAVINGS PLAN

  Effective as of January 1, 1997, Phelps Dodge Corporation (the “Company”) adopted the Phelps Dodge Corporation Supplemental Savings Plan (the “Plan”) as an amendment and restatement of the supplemental savings provisions of the Comprehensive Executive Non-qualified Retirement and Savings Plan of Phelps Dodge Corporation. The Plan was most recently amended and restated generally effective January 1, 2005. The Plan is being amended by this First Amendment to provide for the establishment of an Investment Committee, to identify the members of the Investment Committee, and to reflect an investment trade control policy implemented by the Plan’s recordkeeper.

1.  The provisions of this First Amendment shall be effective as of the dates noted below.

2.  This First Amendment shall amend only those Sections set forth herein and those Sections not amended hereby shall remain in full force and effect.

3.   Effective May 17, 2005, Section 2.1 (DEFINITIONS) of the Plan is amended by adding a new Section (q)-1 to provide as follows:
  (q)-1  Investment Committee means the committee established pursuant to Section 9.3A to designate and monitor the investment vehicles available under this Plan.

4.  Effective May 17, 2005, Section 2.1(r) (DEFINITIONS - Investment Fund) of the Plan is amended and restated in its entirety to provide as follows:
   (r) “Investment Fund” means the investment fund or funds established by the Investment Committee pursuant to Section 6.3 (INVESTMENT DIRECTION).

5.  Effective May 17, 2005, Section 6.3(a) (INVESTMENT DIRECTION - INVESTMENT FUNDS) of the Plan is amended by changing all references to “Plan Administrator” therein to “Investment Committee.”

6.  Effective October 16, 2006, Section 6.3(b)(1) (INVESTMENT DIRECTION - PARTICIPANT DIRECTIONS - GENERAL RULE) of the Plan is amended and restated in its entirety to provide as follows:
  (1) GENERAL. Upon becoming a Participant in the Plan, each Participant may direct that all of the amounts attributable to his Account be invested in a single Investment Fund or may direct fractional (percentage) increments of his Account to be invested in such Fund or Funds as he shall desire, in accordance with such procedures, if any, as may be established by the Plan Administrator. Except as otherwise provided in this Section 6.3(b)(1), as of each Valuation Date, a Participant may change his designations of future contributions or existing Account among Investment Funds by making an election in accordance with such procedures as may be established by the Plan Administrator. The designation will continue until changed in accordance with such procedures.

Notwithstanding the foregoing, if a Participant has elected to transfer all or part of his existing Account out of certain Investment Funds which have been deemed to be subject to Rule 22c-2 of the U.S. Securities and Exchange Commission and/or any trade control or similar policy that might be adopted by the Plan’s recordkeeper (such as may apply to any mutual funds or other similar form of investments within the Plan’s Investment Funds), the Participant shall not be permitted to transfer any part of his Account back into such Investment Fund or Funds until after thirty (30) calendar days have passed from the date of the initial transfer, or such other time as may be required from time to time in order for the Plan to comply with Rule 22c-2 or any trade control or similar policy implemented by the Plan’s recordkeeper in furtherance of Rule 22c-2.

7.  Effective May 17, 2005, Section 6.3(e) (INVESTMENT DIRECTION - COMPANY STOCK FUND) of the Plan is amended and restated in its entirety to provide as follows:
    (e)  COMPANY STOCK FUND. The Investment Committee in the exercise of its discretion may direct that one or more of the Investment Funds consist, primarily or exclusively, of Company securities. If such a Fund or Funds is established, a Participant’s ability to direct investments into or out of such Fund shall be subject to such procedures as the Plan Administrator or the Investment Committee may prescribe from time to time to assure compliance with Rules 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, and any other applicable requirements. Such procedures also may limit or restrict a Participant’s ability to make (or modify previously made) elections pursuant to Section 8.2 (Participation Elections).

8.  Effective May 17, 2005, Article IX (ADMINISTRATION OF THE PLAN) of the Plan is amended by adding new Sections 9.3A, 9.3B and 9.3C, to provide as follows:

9.3A  CREATION OF INVESTMENT COMMITTEE.
The Investment Committee shall be the Named Fiduciary with respect to investment oversight and shall be responsible solely for the specific duties assigned to it in Article VI and in other sections of this Plan. Unless the context clearly requires otherwise, any reference to the “Committee” or “committee” shall be deemed to be a reference to the Benefits Administration Committee and not the Investment Committee.

9.3B  APPOINTMENT AND MEMBERSHIP OF THE INVESTMENT COMMITTEE.

Effective May 17, 2005, the Investment Committee will consist of individuals holding the following positions with the Company: Assistant Treasurer; Director, Internal Audit; Director, Health & Welfare Benefits; Director, Retirement Plans; Vice President, Global Supply Chain and Information Services; and Vice President, Morenci, PDMC.

  The Assistant Treasurer shall serve as the chair of the Investment Committee and the Investment Committee members shall appoint a secretary. Membership of the Investment Committee shall automatically change as the individuals holding the designated positions change. As individuals are added to or removed from the Investment Committee due to changes in position, they may be asked to sign an acceptance of their fiduciary responsibilities under the Plan or a resignation from their fiduciary responsibilities under the Plan, but the appointments and resignations will be effective automatically without the execution of such documents.

9.3C  POWERS OF THE INVESTMENT COMMITTEE.

  The Investment Committee shall have full and exclusive responsibility and authority for the performance of the functions assigned to in Article VI, including particularly, but not limited to, the establishment of an investment policy and the selection and monitoring of Investment Funds, including the Phelps Dodge Common Stock Fund. The Investment Committee shall not have any responsibility for the performance of the duties and responsibilities assigned to the Benefits Administration Committee. Similarly, the Benefits Administration Committee shall not have any responsibility for the duties and responsibilities assigned to the Investment Committee.

  The Investment Committee shall adopt policies, procedures and other administrative rules as it deems advisable for purposes of administration of matters within its scope of responsibility. Any and all policies, procedures, or other administrative rules, whether written or oral, previously adopted by the Benefits Administration Committee for purposes of the administration of a provision of this Article IX that is now the responsibility of the Investment Committee shall continue in full force and effect unless and until modified by the Investment Committee.

9.  Effective March 2, 2006, Section 9.3B (APPOINTMENT AND MEMBERSHIP OF THE INVESTMENT COMMITTEE) of the Plan is amended and restated in its entirety, to provide as follows:

9.3B  APPOINTMENT AND MEMBERSHIP OF THE INVESTMENT COMMITTEE.

Effective March 2, 2006, the Investment Committee will consist of individuals holding the following positions with the Company: Assistant Treasurer; Director, Internal Audit; Director, Global Benefits; Director, Global HR Compliance; Vice President, Global Supply Chain and Information Services; and Vice President, Southeastern Arizona, PDMC.

  The Assistant Treasurer shall serve as the chair of the Investment Committee and the Investment Committee members shall appoint a secretary. Membership of the Investment Committee shall automatically change as the individuals holding the designated positions change. As individuals are added to or removed from the Investment Committee due to changes in position, they may be asked to sign an acceptance of their fiduciary responsibilities under the Plan or a resignation from their fiduciary responsibilities under the Plan, but the appointments and resignations will be effective automatically without the execution of such documents.

10.  Any inconsistent provisions of the Plan shall be read consistent with this First Amendment.
  IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of the 16th day of March, 2007.

PHELPS DODGE CORPORATION

By_/s/ Nancy F. Mailhot____________
Nancy F. Mailhot
                                                                                Senior Vice President, Human Resources